EXHIBIT 12.1

                   SUPERMARKETS GENERAL HOLDINGS CORPORATION

                   STATEMENTS REGARDING COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES
                      (DOLLARS IN THOUSANDS EXCEPT RATIO)

                                                          FISCAL YEARS
                                   ----------------------------------------------------------
                                     1994        1993        1992         1991         1990
                                   --------    --------    ---------    ---------    --------
Income (loss) from continuing
operations before taxes.........   $ 16,121    $(36,819)   $(608,614)   $(255,618)   $(29,403)
                                   --------    --------    ---------    ---------    --------
Fixed charges:
  Interest expense..............    170,848     190,110      197,773      216,508     239,230
  Interest portion of rental
expense(1)......................     12,307      13,351       11,420       14,617      15,385
                                   --------    --------    ---------    ---------    --------
        Total fixed charges.....    183,155     203,461      209,193      231,125     254,615
                                   --------    --------    ---------    ---------    --------
Adjusted income (loss) before
fixed charges...................   $199,276    $166,642    $(399,421)   $ (24,493)   $225,212
                                   --------    --------    ---------    ---------    --------
                                   --------    --------    ---------    ---------    --------
Ratio of earnings to fixed
charges.........................       1.09x         --           --           --          --
                                   --------    --------    ---------    ---------    --------
                                   --------    --------    ---------    ---------    --------
Deficiency in earnings available
  to cover fixed charges........   $     --    $ 36,819    $ 608,614    $ 255,618    $ 29,403
                                   --------    --------    ---------    ---------    --------
                                   --------    --------    ---------    ---------    --------

- ------------

(1) Represents the portion of rentals deemed representative of the interest included therein.